EXHIBIT 1

                          JOINT ACQUISITION STATEMENT
                          PURSUANT TO RULE 13d-1(k)(1)

     The undersigned acknowledge and agree that the foregoing statement of
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement of Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or her contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he or she knows or has reason to believe that such information is inaccurate.



                                            /s/ Richard A. Kreitzberg
                                            -------------------------
                                            By: Richard A. Kreitzberg
Dated: February 3, 2000


                                           /s/ Joanna B. Kreitzberg
                                           ------------------------
                                           Joanna B. Kreitzberg